Exhibit 21


                           SUBSIDIARIES OF THE COMPANY






ATC Healthcare, Inc.. (DE)


         ATC Healthcare Services, Inc. (GA)
         ATC Staffing Services, Inc. (DE)
         ATC Funding, LLC (DE)